UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-4 REGISTRATION STATEMENT NO. 333-119974

UNDER
THE SECURITIES ACT OF 1933

REEBOK INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2678061
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1895 J.W. Foster Boulevard

Canton, Massachusetts 02021

(781) 401-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DAVID A. PACE

Senior Vice President and General Counsel

Reebok International Ltd.

1895 J.W. Foster Boulevard

Canton, MA 02021

(781) 401-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keith F. Higgins, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951 – 7000

Approximate date of commencement of proposed sale to the public:  Not Applicable.

If the only securities being registered on this form are being offered in connection with the formation of a holding company, and there is compliance with General Instruction G, please check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

These post-effective amendments shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-4 of Reebok International Ltd. (the “Registrant”):

File No. 333-119974, registering for sale $350,000,000 aggregate principal amount of Series B 2% convertible debentures due May 1, 2024 and 6,828,010 shares of common stock, representing the maximum number of shares that could theoretically have been issued upon conversion of the debentures, which was filed with the Securities and Exchange Commission on October 26, 2004 and amended on November 10, 2004 and November 17, 2004.

Pursuant to this Post-Effective Amendment No. 3 to the Registration Statement on Form S-4, the Registrant hereby deregisters: (a) $53,172,000 aggregate principal amount of Series B 2% convertible debentures due May 1, 2024 which remain unsold as of the date hereof; and (b) 6,828,010 shares of common stock which, as a result of the merger of the Registrant with a wholly-owned subsidiary of adidas-Salomon AG and pursuant to the terms of the Indenture dated as of November 29, 2004 between the Registrant and U.S. Bank National Association, as Trustee, governing the terms of the debentures, are no longer issuable upon conversion of the debentures.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts.

REEBOK INTERNATIONAL LTD.

By:	/s/ Sharon Bryan
Sharon Bryan
Chief Financial Officer
(Principal Financial and Accounting Officer)
Dated: April 4, 2006

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the registration statement on Form S-4 has been signed below by the following persons in the capacities and on the date indicated below.

SIGNATURES

/s/ Paul Harrington	/s/ Sharon Bryan
Paul Harrington	Sharon Bryan
Director and President and Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

/s/ Frank A. Dassler
Frank A. Dassler, Director